Exhibit T3C.4

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of                     , 2013 among (i) CEDC FINANCE CORPORATION INTERNATIONAL, INC. (the “Issuer”), (ii) CENTRAL EUROPEAN DISTRIBUTION CORPORATION (the “Parent”), (iii) the Subsidiary Guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”), (iv) DEUTSCHE BANK AG, LONDON BRANCH (“Resigning Trustee”), (v) DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (the “Trustee” or “Successor Trustee”), (vi) DEUTSCHE BANK AG, LONDON BRANCH, as Polish Security Agent (the “Polish Security Agent”) and (vii) TMF TRUSTEE LIMITED, as Security Agent (the “Security Agent”). Terms used but not defined herein have the meaning set forth in the Indenture.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Indenture, dated as of December 2, 2009 (as amended and supplemented by the First Supplemental Indenture, dated December 29, 2009, and the Second Supplemental Indenture, dated December 8, 2010, the “Indenture”), among the Issuer, the Parent, the Subsidiary Guarantors, the Resigning Trustee, the Registrars, the Transfer Agents, the Paying Agents, the Principal Paying Agent, the Polish Security Agent and the Security Agent, with respect to the Issuer’s 9.125% Senior Secured Notes due 2016 and 8.875% Senior Secured Notes due 2016 (collectively, the “Senior Secured Notes”);

WHEREAS, pursuant to Section 9.1(a) of the Indenture and subject to Sections 9.1(b) and 9.1(c) of the Indenture, the Indenture, the Senior Secured Notes, any of the Security Documents or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority of the then outstanding principal amount of the Senior Secured Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Secured Notes), and, subject to Section 6.10 (Rights of Holders to Receive Payment) of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture, the Senior Secured Notes, any of the Security Documents or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Secured Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Secured Notes);

WHEREAS, pursuant to Section 9.1(b)(8) and (9) of the Indenture, with the consent of Holders holding at least 90% of the then outstanding principal amount of Senior Secured Notes, an amendment, supplement or waiver may (i) release any Lien on the Collateral and (ii) release any of the Guarantees; and

WHEREAS, the Issuer has offered to exchange (the “CEDC FinCo Exchange Offer”) all of the outstanding Senior Secured Notes for (i) new shares of common stock of the Parent and (ii) up to $500 million aggregate principal amount of new 6.5% Senior Secured Notes due 2020 to be issued by the Issuer and guaranteed by the Parent and certain subsidiaries of the Parent, the terms of which are contained in the Offering Memorandum, Consent Solicitation Statement and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated

February 25, 2013 (the “Offering Memorandum”), (ii) have solicited acceptances of a prepackaged plan of reorganization, with respect to the Parent or with respect to the Parent, the Issuer, and CEDC Finance Corporation LLC, as set forth in the Offering Memorandum (the “Plan of Reorganization”), and (iii) have solicited consents (the “Consents”) from the Holders to eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Indenture and to provide for the release of all Collateral and the release of all Guarantees by Subsidiary Guarantors of the Senior Secured Notes as set forth in this Third Supplemental Indenture (the “Proposed Amendments”); and

WHEREAS, holders representing at least 90% of the outstanding principal amount of the Senior Secured Notes (the “Required Consents”) have consented to the Proposed Amendments.

WHEREAS, each party hereto has duly authorized the execution and delivery of this Third Supplemental Indenture and has done all things necessary to make this Third Supplemental Indenture a valid agreement in accordance with its terms.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Parent, the Subsidiary Guarantors, the Resigning Trustee, the Successor Trustee, the Polish Security Agent and the Security Agent mutually covenant and agree as follows:

SECTION 1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

SECTION 2. Effectiveness. This Supplemental Indenture shall take effect and be binding upon its execution. Section 3 and Section 4 of this Supplemental Indenture shall become operative at the date and time that the Issuer gives notice to the Resigning Trustee and the Successor Trustee that either (i) the CEDC FinCo Exchange Offer has been consummated or (ii) the Plan of Reorganization has been confirmed (the “Operative Date”).

SECTION 3. Change of Trustee. From and after the Operative Date, pursuant to Section 7.7 of the Indenture:

(a) The Resigning Trustee hereby notifies the Issuer that the Resigning Trustee is hereby resigning as Trustee under the Indenture.

(b) The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor

Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts and powers hereby assigned, transferred, delivered and confirmed to the Successor Trustee as Trustee.

(c) The Issuer hereby accepts the resignation of the Resigning Trustee as Trustee under the Indenture.

(d) The Issuer hereby appoints the Successor Trustee as Trustee under the Indenture to succeed to, and hereby vests the Successor Trustee with, all the rights, powers, duties and obligations of the Resigning Trustee under the Indenture with like effect as if originally named as Trustee in the Indenture.

(e) The Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture and accepts the rights, powers, duties and obligations of the Resigning Trustee as Trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture. The Successor Trustee has no responsibility or liability for any acts or omissions of the Resigning Trustee under the Indenture or any related agreements prior to the effectiveness of this Supplemental Indenture.

(f) The principal office and place of business of the Successor Trustee is located at 100 Plaza One, Jersey City, NJ 07311, Facsimile: +1 732 578 4635.

SECTION 4. Amendments to the Indenture. From and after the Operative Date, the following amendments to the Indenture shall be effective in accordance with Section 2 of this Supplemental Indenture with respect to the Senior Secured Notes as specified herein:

(a) The following Sections of the Indenture, and any corresponding provisions in the Senior Secured Notes, hereby are deleted in their entirety and replaced with “[Intentionally Omitted]”, and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety:

Section 4.2	Maintenance of Office or Agency
Section 4.3	Incurrence of Indebtedness and Issuance of Preferred Stock
Section 4.4	Limitation on Restricted Payments
Section 4.5	Corporate Existence
Section 4.6	Payment of Taxes and Other Claims
Section 4.7	Maintenance of Properties and Insurance
Section 4.8	Compliance with Laws
Section 4.9	Limitation on Liens
Section 4.10	Waiver of Stay; Extension or Usury Laws
Section 4.11	Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries
Section 4.12	Asset Sales
Section 4.13	Limitation on Transactions with Affiliates
Section 4.14(a), 4.14(b), 4.14(e)	Reports

Section 4.15	Limitation on Business Activities
Section 4.16	Change of Control
Section 4.18	Payment of Non-Income Tax and Similar Charges
Section 4.21	Limitation on Sale and Leaseback Transactions
Section 4.22	Additional Security and Guarantees
Section 4.23	Delivery of Security and Guarantees
Section 4.24	Impairment of Security Interest
Section 4.26	Amendments to or Prepayments of the Intercompany Loan
Section 4.27	Limitations on Activities of the Issuer
Section 4.28	Limitations on Activities of Russian Alcohol Finance Limited
Section 4.29	Listing
Section 4.30	Payments for Consent
Section 6.1(3), 6.1(4), 6.1(5), 6.1(6), 6.1(7), 6.1(8), 6.1(9), 6.1(10), 6.1(11)	Events of Default

Any definitions used exclusively in the provisions of the Indenture deleted pursuant to this clause (a) and all references made to such provisions are hereby deleted in their entirety from the Indenture.

(b) The definition of “Unrestricted Subsidiary” in Section 1.1 shall be deleted in its entirety and replaced with the following:

“Unrestricted Subsidiary” means any Subsidiary of the Parent that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary in accordance with the provisions of Section 4.25 (Designation of Restricted and Unrestricted Subsidiaries) pursuant to a resolution of the Board of Directors.

(c) The following Section 1.4 shall be added immediately following Section 1.3:

“Section 1.4 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the U.S. Trust Indenture Act of 1939 (the “Trust Indenture Act” or the “TIA”), which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

(a)	“Commission” means the SEC.

(b)	“indenture securities” means the Securities.

(c)	“indenture security holder” means a Holder.

(d)	“indenture to be qualified” means this Indenture.

(e)	“indenture trustee” or “institutional trustee” means the Trustee.

(f)	“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.”

(d) Section 2.5 shall be deleted in its entirety and replaced with the following text:

“Section 2.5 List of Holders. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Issuer, on its own behalf, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five business days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Issuer shall otherwise comply with TIA § 312(a).”

(e) The word “Affiliate” shall replace the word “Subsidiary” in the first sentence of Section 2.9.

(f) The following text shall be inserted in Section 4.19 prior to the word “stating”:

“(the signer of which shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer)”.

(g) Section 4.25 shall be deleted in its entirety and replaced with the following text:

“Section 4.25 Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Parent may designate any Restricted Subsidiary to be an Unrestricted Subsidiary.

(h) The following text shall be added after the last sentence of Section 7.3:

“ However, the Trustee must comply with Sections 7.9 and 7.12.”

(i) The following text shall be inserted immediately before the proviso in the first sentence of Section 7.7:

“ not less than 30 days prior to the effective date of such resignation”.

(j) The following text shall be inserted immediately following the words “in writing” in the second sentence of Section 7.7:

“ not less than 30 days prior to the effective date of such removal”.

(k) The third word of the fourth sentence of Section 7.7, “may” shall be deleted and replaced with “shall”.

(l) The following text shall be inserted after the word “removed” in the first line of the second full paragraph of Section 7.7:

“ and the Holders of a majority in principal amount of the Securities do not reasonably promptly appoint a successor Trustee or Agent, as applicable,”.

(m) The fourth and fifth full paragraphs of Section 7.7 shall be deleted in their entirety and replaced with:

“The Issuer covenants that, in the event of the Trustee or any Agent giving notice of its resignation pursuant to this Section 7.7, it shall use its best endeavors to procure a successor Trustee or Agent to be appointed. If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent (as the case may be), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Agent.

“If the Trustee, within 90 days after becoming aware that a conflict of interest exists between such Trustee’s role as a trustee and any other capacity, shall not have eliminated such conflict of interest or resigned from office, the Issuer or any Holder may petition any court of competent jurisdiction for the appointment of a successor Trustee.”

(n) Section 7.9 shall be deleted in its entirety and replaced with the following text:

“Section 7.9 Eligibility; Disqualification. This Indenture shall always have a Trustee that satisfies the requirements of TIA § 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.”

(o) The following text shall be added immediately following Section 7.11:

“Section 7.12 Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

“Section 7.13 Reports by Trustee to the Holders. Within 60 days after each April 15 beginning April 15, 2013, the Trustee shall mail to each Holder a brief report dated as of such April 15 that complies with TIA § 313(a) if and to the extent required thereby. The Trustee also shall comply with TIA § 313(b) and TIA § 313(c). A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof and the Trustee shall comply with TIA § 313(d).”

(p) The following text shall be added immediately following Section 11.1(g):

“ (h) Upon qualification of this Indenture under the Trust Indenture Act, the Issuer will comply with the provisions of TIA §314(b). Promptly after qualification of this Indenture under the Trust Indenture Act to the extent required by the TIA, the Issuer shall deliver the opinion(s) required by Section 314(b)(1) of the TIA. Subsequent to the execution and delivery of this Indenture, upon qualification of this Indenture under the TIA, to the extent required by the TIA, the Issuer shall furnish to the Trustee on or prior to each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to any filing, re–filing, recording or re–recording with respect to the Collateral as is necessary to maintain the Liens on the Collateral in favor of the Holders or (ii) in the opinion of such counsel, that no such action is necessary to maintain such Liens.

“(i) The Issuer will cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as collateral for the Notes, to be complied with, upon qualification of this Indenture under the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 11.2(d), the Issuer will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if it determines, in good faith based on written advice of counsel, that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) is inapplicable, whereupon the Issuer shall provide to the Trustee and the Security Agent an Officers’ Certificate certifying that the Issuer reasonably believes, based on the written advice of counsel (a copy of which shall be attached thereto), that the Issuer is not required to comply with all or any portion of Section 314(d). Upon qualification of this Indenture under the Trust Indenture Act, the Issuer and the Guarantors shall comply with the other applicable provisions of the Trust Indenture Act as they relate to Collateral.”

(q) The introductory language to Section 9.1(b) shall be deleted in its entirety and replaced with the following text:

“Without the consent of each Holder affected, an amendment, supplement or waiver may not, with respect to any Notes issued thereunder and held by a non-consenting holder:”

(r) The following clause shall be added to the end of Section 9.1(b) immediately before the period:

“, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding note affected thereby”

(s) The following text shall be added immediately following Section 11.9(c):

“(d) To the extent a proposed release of Collateral is not automatic and requires the action by the Trustee or the Security Agents, the Issuer and each Guarantor will furnish to the Trustee and the Security Agents, prior to each proposed release of such Collateral pursuant to the Security Documents and this Indenture:

(1)	an Officers’ Certificate requesting such release;

(2)	an Officers’ Certificate and an Opinion of Counsel, in compliance with Sections 12.2 and 12.3 to the effect that all conditions precedent provided for in this Indenture and the Security Documents to such release have been complied with;

(3)	a form of such release (which release shall be in form reasonably satisfactory to the Trustee and Security Agents and shall provide that the requested release is without recourse or warranty to the Trustee and Collateral Agent); and

(4)	upon qualification of the Indenture under the TIA subject to and only to the extent applicable pursuant to Section 11.1(i), any other documents or instruments required to be delivered pursuant to TIA §314(d).

(e) Upon compliance by the Issuer or the Guarantors, as the case may be, with the conditions precedent set forth above, and upon delivery by the Issuer or such Guarantor to the Trustee and Security Agent of an Opinion of Counsel to the effect that such conditions precedent have been complied with, the Trustee or the Security Agent shall promptly cause to be released and reconveyed to the Issuer, or the Guarantors, as the case may be, the released Collateral.

“(f) For purposes of the TIA, the release of any Collateral from the terms of the Security Documents or the Indenture will not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Security Documents if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents or upon the termination of this Indenture.”

(t) The following text shall be added immediately following Section 12.18:

“Section 12.19 Communication by Holders with other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Agent, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.20 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.”

(u) All references in the Indenture and the Senior Secured Notes shall be deleted and replaced with “Senior Notes”.

(v) (i) Each of the Subsidiary Guarantors shall be automatically and unconditionally released and from its Guarantee of the Senior Secured Notes and (ii) any and all obligations and agreements of each Subsidiary Guarantor under the Indenture with respect to the Senior Secured Notes shall terminate and be fully discharged and be of no further force or effect.

(w) All Collateral securing the Senior Secured Notes shall be automatically and unconditionally released.

(x) The Trustee and Security Agent are hereby authorized, without the consent of Holders, to take all necessary actions to effectuate any release of Collateral and Guarantees pursuant to the foregoing clauses (v) and (w).

SECTION 5. Bankruptcy Waiver Amendment. From and after the date that this Supplemental Indenture becomes effective, as set forth in Section 2, the following amendments to the Indenture shall be effective with respect to the Senior Secured Notes as specified herein.

(a) The second paragraph of Section 6.1 shall be replaced with the following:

“In the case of an Event of Default described in clause (10) above, all outstanding Notes shall become due and payable immediately without further action or notice. In the case of an Event of Default described in clause (11) above with respect to the Parent, (i) the Parent shall become obligated to pay the principal of, premium, if any, and accrued and unpaid interest on all the Notes and such amounts shall become immediately due and payable without further action or notice, and (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. In the case of an Event of Default described in clause (11) above with respect to the Issuer, the Guarantors (other than the Parent) or any Significant Subsidiary, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.”

(b) The words “or (11)” shall be deleted from Section 6.2(c).

(c) The following Section 6.2(d) shall be added immediately following Section 6.2(c):

“(d) If an Event of Default described in clause (11) of Section 6.1 (Events of Default) with respect to the Parent occurs and is continuing, (i) the Parent shall become obligated to pay the principal of, premium, if any, and accrued and unpaid interest on all the Notes in accordance with this Indenture, and such amounts shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, and (ii) the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable; upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately. If an Event of Default in clause (11) of Section 6.1 (Events of Default) with respect to the Issuer, the Guarantors (other than the Parent) or any Significant Subsidiary occurs and is continuing, the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable; upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.”

SECTION 6. Section and Other References. To the extent any amendments result in the renumbering of sections or clauses, any references thereto shall be deemed amended so as to refer to the amended section or clause.

SECTION 7. Amendments to Senior Secured Notes. Effective as of the Operative Date, without further act by any Person, the Senior Secured Notes shall be deemed to be amended and modified to make all conforming changes necessary to reflect the amendments and modifications described in Section 3 and Section 4 of this Supplemental Indenture.

SECTION 8. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee, the Polish Security Agent and the Security Agent, any legal or equitable right, remedy or claim under or in respect of this Third Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 9. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by the Trust Indenture Act of 1939, as amended, shall control.

SECTION 10. Governing Law. This Third Supplemental Indenture shall be governed by the laws of the State of New York.

SECTION 11. Severability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 12. Ratification of Indenture; Third Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Senior Secured Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Third Supplemental Indenture.

SECTION 13. Counterparts. The parties hereto may sign one or more copies of this Third Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 14. Headings. The headings of the Sections in this Third Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 15. Successors. All covenants and agreements in this Third Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

SECTION 16. Trustee, Security Agent and Polish Security Agent. The Trustee, the Security Agent and the Polish Security Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals have been made solely by the Issuer and the Guarantors. The Issuer and the Guarantors shall reimburse the Trustee, the Security Agent and the Polish Security Agent to the same extent as under Section 7.6 of the Indenture for any disbursements, expenses and advances (including reasonable fees and expenses of its counsel) incurred by the Trustee, the Security Agent and/or the Polish Security Agent arising out of or in connection with its execution and performance of this Third Supplemental Indenture. This provision shall survive the final payment in full of the Senior Secured Notes and the resignation or removal of the Trustee, the Security Agent and/or the Polish Security Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

CEDC FINANCE CORPORATION INTERNATIONAL, INC.
as the Issuer

By:
Name:
Title:

CENTRAL EUROPEAN DISTRIBUTION CORPORATION as the Parent

By:
Name:
Title:

BOLS HUNGARY KFT. as a Guarantor

By:
Name:
Title:

BRAVO PREMIUM LLC as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

CEDC FINANCE CORPORATION, LLC
as a Guarantor

By:
Name:
Title:

COPECRESTO ENTERPRISES LIMITED as a Guarantor

By:
Name:
Title:

JELEGAT HOLDINGS LIMITED as a Guarantor

By:
Name:
Title:

JOINT STOCK COMPANY “DISTILLERY TOPAZ” as a Guarantor

By:
Name:
Title:

JOINT STOCK COMPANY “RUSSIAN ALCOHOL GROUP” as a Guarantor

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

LATCHEY LIMITED
as a Guarantor

By:
Name:
Title:

LIMITED LIABILITY COMPANY “THE TRADING HOUSE RUSSIAN ALCOHOL” as a Guarantor

By:
Name:
Title:

LION/RALLY LUX 1 S.A. as a Guarantor

By:
Name:
Title:

LION/RALLY LUX 2 S.À.R.L. as a Guarantor

By:
Name:
Title:

LION/RALLY LUX 3 S.À.R.L. as a Guarantor

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

LUGANO HOLDING LIMITED as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

MID-RUSSIAN DISTILLERIES as a Guarantor

By:
Name:
Title:

OOO “FIRST TULA DISTILLERIES” as a Guarantor

By:
Name:
Title:

OOO “GLAVSPIRTTIREST” as a Guarantor

By:
Name:
Title:

OOO PARLIAMENT DISTRIBUTION as a Guarantor

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

OOO PARLIAMENT PRODUCTION as a Guarantor

By:
Name:
Title:

PASALBA LIMITED as a Guarantor

By:
Name:
Title:

PWW SP. Z O.O. as a Guarantor

By:
Name:
Title:

SIBIRSKY LVZ as a Guarantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS by Deutsche Bank National Trust Company as Successor Trustee, Registrar, Transfer Agent, and Paying Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

DEUTSCHE BANK LUXEMBOURG S.A. as Registrar, Transfer Agent and Paying Agent

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG, LONDON BRANCH as Resigning Trustee, Principal Paying Agent and Polish Security Agent

By:
Name:
Title:

By:
Name:
Title:

TMF TRUSTEE LIMITED as Security Agent

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

SCHEDULE I

TO THE THIRD SUPPLEMENTAL INDENTURE

GUARANTORS

	NAME	JURISDICTION OF INCORPORATION

1.	Bols Hungary Kft.	Hungary

2.	Bravo Premium LLC	Russia

3.	CEDC Finance Corporation, LLC	United States of America

4.	CEDC International Sp. z o.o.	Poland

5.	Copecresto Enterprises Limited	Cyprus

6.	Jelegat Holdings Limited	Cyprus

7.	JSC “Distillery Topaz”	Russia

8.	JSC “Russian Alcohol Group”	Russia

9.	Latchey Limited	Cyprus

10.	Limited Liability Company “The Trading House Russian Alcohol”	Russia

11.	Lion/Rally Lux 1 S.A.	Luxembourg

12.	Lion/Rally Lux 2 S.à.r.l.	Luxembourg

13.	Lion/Rally Lux 3 S.à.r.l.	Luxembourg

14.	Lugano Holding Limited	Cyprus

15.	Mid-Russian Distilleries	Russia

16.	OOO “First Tula Distilleries”	Russia

17.	OOO “Glavspirttirest”	Russia

18.	OOO Parliament Distribution	Russia

19.	OOO Parliament Production	Russia

20.	Pasalba Limited	Cyprus

21.	PWW Sp. z o.o.	Poland

22.	Sibirsky LVZ	Russia